Exhibit 99.1

Helix Holdings, LLC

Consolidated Financial Statements

and Independent Auditors’ Report

December 31, 2020 and 2019

CONTENTS PAGE

INDEPENDENT AUDITORS’ REPORT

To the Members

of Helix Holdings, LLC

We have audited the accompanying consolidated financial statements of Helix Holdings, LLC and Subsidiaries (a Delaware corporation) (collectively, the “Company”), which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations and members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Helix Holdings, LLC and Subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ Friedman LLP
Marlton, New Jersey
April 21, 2021

Helix Holdings, LLC

Consolidated Balance Sheets

As of December 31,

	2020	2019
ASSETS
Current Assets
Cash	$57,577	$356,579
Accounts receivable, net	98,805	83,145
Advance to an affiliate	76,905	-
Prepaid expenses and other current assets	19,707	60,846
Total Current Assets	252,994	500,570

Property and equipment, net	578,684	387,359
Finance lease right of use assets	99,928	-
Operating lease right of use assets	776,232	963,696
Investment in GG Circuit LLC	1,460,325	1,788,813
Investment in Helix eSports Academy, LLC	50,000	-
Other assets	65,765	7,412
Total Assets	$3,283,928	$3,647,850

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$20,447	$60,940
Accrued expenses and other current liabilities	365,555	34,807
Accrued payroll	85,896	5,576
Loans payable, current portion	61,243	9,088
Loans payable to affiliate, current portion	430,105	-
Working capital advance	400,000	-
Loan payable to member, current portion	175,792	-
Operating lease liability, current portion	225,939	60,278
Finance lease liability, current portion	41,032	-
Total Current Liabilities	1,806,009	170,689

Loans payable, noncurrent portion	72,609	-
Loans payable to affiliate, noncurrent portion	-	120,384
Loan payable to member, noncurrent portion	-	64,792
Operating lease liability, noncurrent	740,578	921,286
Finance lease liability, noncurrent	92,936	-
Total Liabilities	2,712,132	1,277,151

Total Members’ Equity	571,796	2,370,699

Total Liabilities and Members’ Equity	$3,283,928	$3,647,850

The accompanying notes are an integral part of these consolidated financial statements.

2

Helix Holdings, LLC

Consolidated Statements of Operations and Members’ Equity

	For the Years Ended
	December 31,
	2020	2019
Revenues, net
Sales, net	$324,400	$596,490
Analytics income	185,000	150,000
Rental income and other income	75,303	30,712
Total Revenues, net	584,703	777,202

Costs and Expenses
Cost of sales	43,806	-
Operating expenses	1,629,667	897,401
General and administrative expenses	740,908	224,290
Research and development expenses	77,201	189,776
Total Costs and Expenses	2,491,582	1,311,467

Loss from Operations	(1,906,879)	(534,265)

Other Income (Expense)
Loss from equity investment	(328,488)	(413,785)
Other income	21,056	-

Total Other Income (Expense), Net	(307,432)	(413,785)

Loss from Continuing Operations Before	(2,214,311)	(948,050)
Income Taxes

Income Tax Expense	-	-

Loss from Continuing Operations	(2,214,311)	(948,050)

Discontinued Operations
Loss from operations of discontinued Pro E-Sports Teams
(including loss on disposal of $9,936 in 2020)	(345,767)	(200,251)

Net Loss	(2,560,078)	(1,148,301)

MEMBERS’ EQUITY
Beginning of year (Units issued and outstanding 17,000,000)	2,370,699	1,211,450

Members’ capital contributions	844,999	2,438,945
Members’ distributions	(83,824)	(131,395)

End of year (Units issued and outstanding 17,000,000)	$571,796	$2,370,699

The accompanying notes are an integral part of these consolidated financial statements.

3

Helix Holdings, LLC

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,560,078)	$(1,148,301)
Discontinued operations loss	345,767	200,251
Net loss from continuing operations	(2,214,311)	(948,050)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation and amortization expense	127,189	50,912
Loss in equity investment	328,488	413,785
Gain on sale of assets	(21)	-
Amortization of right of use asset	209,896	17,868
Accrued interest on finance lease with affiliate	11,607	-
Change in operating assets and liabilities
Accounts receivable	(15,660)	(60,525)
Prepaid expenses and other current assets	41,139	(60,846)
Other assets	(58,353)	(1,000)
Accounts payable	(40,493)	60,940
Accrued expenses and other current liabilities	330,748	19,450
Accrued payroll	80,320	430
Operating lease liability	(15,047)	-
Net Cash Used in Operating Activities from Continuing Operations	(1,214,498)	(507,036)

CASH FLOWS FROM INVESTING ACTIVITIES
Advance to an affiliate	(76,905)	-
Purchase of property and equipment	(302,976)	(105,575)
Proceeds from the disposal of property and equipment	18,000	-
Investment in GG Circuit	-	(1,100,000)
Investment in Helix eSports Academy	(50,000)	-
Net Cash Used in Investing Activities from Continuing Operations	(411,881)	(1,205,575)

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ capital contributions	811,483	2,359,445
Members’ distributions	(83,824)	(131,395)
Proceeds from loans payable	124,764	8,319
Proceeds from loan payable from an affiliate	309,721	23,200
Proceeds from loan payable from member	111,000	-
Proceeds from working capital advance	400,000	-
Principal payments of loan payable	-	(30,037)
Net Cash Provided by Financing Activities from Continuing Operations	1,673,144	2,229,532

CASH FLOWS FROM DISCONTINUED OPERATIONS
Net Cash Used in Operating Activities from Discontinued Operations	(331,154)	(200,251)
Net Cash Used in Investing Activities from Discontinued Operations	(14,613)	-
Net Cash Flows Used in Discontinued Operations	(345,767)	(200,251)

Net Change in Cash	(299,002)	316,670

CASH
Beginning of year	356,579	39,909

End of year	$57,577	$356,579

Supplementary Cash Flow Information
Cash paid for interest	$9,117	$17,636
Supplemental Non-Cash Investing and Financing Activities
Conversion of loan payable from member to equity	$-	$79,500
Noncash acquisition of equipment from affiliates	$-	$97,184
Noncash contribution of equipment from members	$33,516	$-
Recognition of operating right of use assets and liabilities	$5,407	$981,564
Recognition of financing right of use assets and liabilities	$122,361	$-

The accompanying notes are an integral part of these consolidated financial statements.

4

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Helix Holdings, LLC and its subsidiaries (herein collectively referred to as the “Company”) are engaged in e-sports industry, providing gaming centers, developing software for gaming companies and developing an online application for sport wagering on e-sports. The Company operates three gaming centers located in Freehold, New Jersey, North Bergen, New Jersey and Foxboro, Massachusetts.

On January 8, 2021, the members and shareholders of Helix E-Sports LLC, Helix Opportunity Zone Fund I, LLC, Team Genji, Inc., Saber VR LLC, LANduel, LLC, and other subsidiaries (collectively, referred to as the “Helix Group”) agreed to form Helix Holdings, LLC, through membership/stock swap transactions, (herein referred to as the “Merger”). The Merger was accounted for as a reverse recapitalization. Under reverse capitalization accounting, the Helix Group is recognized as the accounting acquirer, and Helix Holdings, LLC is the legal acquirer or accounting acquiree. As such, following the Merger, the historical financial statements of the Helix Group are treated as the historical financial statements of the combined company.

Helix Holdings, LLC (the “Helix Holding”), is a limited liability company established under the laws of the State of Delaware on May 18, 2020. Helix Holding is the parent holding company with no operations. Management has authorized and issued 17,000,000 membership units as of December 31, 2020 and 2019. Members’ liability is limited to their share of equity plus any debt for which a personal guarantee has been given. Under the terms of the Helix Holdings, LLC operating agreement, its existence is perpetual.

Helix E-Sports LLC (“Helix eSports”) is a limited liability company established under the laws of the State of Delaware on May 31, 2018 and is wholly owned subsidiary of Helix Holding. Helix eSports is principally engaged in the e-sport industry, providing gaming center in North Bergen, New Jersey where users will pay for time to play video games on state-of-the art equipment. On November 10, 2020 Helix eSports transferred their ownership in their e-sports team to new formed company, Team Oxygen LLC (“Oxygen”), an affiliate, discussed further in Note 4 discontinued operations and Note 12 related party transactions.

Helix Opportunity Zone Fund I LLC, (the “HOZF”) is a limited liability company established under the laws of the State of Delaware on February 7, 2019. HOZF is a wholly owned subsidiary of Helix eSports and has no operations during calendar year 2020 and 2019.

Helix Foxboro LLC (“Helix Foxboro”) is a limited liability company established under the laws of the State of Delaware on November 12, 2019 and is a wholly owned subsidiary of Helix eSports. Helix Foxboro is principally engaged in the e-sport industry, providing gaming center in Foxboro, Massachusetts where users will pay for time to play video games on state-of-the art equipment. Helix Foxboro opened on February 28, 2020.

SPJ Foxboro LLC (“SPJ Foxboro”) is a limited liability company established under the laws of the State of Delaware on November 12, 2019 and is a wholly owned subsidiary Helix eSports. SPJ Foxboro is principally engaged in the restaurant industry, serving food and beverages for players playing games in the Helix Foxboro gaming center. SPJ Foxboro opened on February 28, 2020.

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Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Team Genji, Inc.(“Genji”) is a corporation under the laws of the State of Delaware on April 26, 2018 and is a wholly owned subsidiary of Helix Holding. Genji is principally engaged in data analytics, developing software and applications for tournaments hosted by large video game software companies. Genji also has an e-sports pro team that competes in e-sports tournaments. On November 10, 2020, Genji transferred their ownership in their e-sports team to Oxygen, an affiliate, discussed further in Note 4 discontinued operations and Note 12 related party transactions.

Saber VR LLC (“Saber”) is a limited liability company established under the laws of the State of New Jersey on April 20, 2018 and is a wholly owned subsidiary of Helix Holding. Saber is principally engaged in the e-sport industry, providing gaming center in Freehold, New Jersey where users will pay for time to play video games on state-of-the art equipment. Saber opened a new facility in Lakewood, New Jersey in January 2021.

LANDduel LLC (“LANduel”), is a limited liability company established under the laws of the State of Delaware on October 25, 2019 and is a wholly owned subsidiary of Helix Holding. LANduel is developing an online application for sport wagering on e-sports.

On January 22, 2021, the Company entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the Company, and Esports Entertainment Group, Inc. corporation incorporated under the laws of Nevada (“EEG”), whereby the Company will be acquired by EEG for all of the issued and outstanding membership units of the Company, making Helix Holding a wholly owned subsidiary of the EEG.

As consideration for the Company’s Units, EEG agreed to pay the Company’s Equity Members $17,000,000 (the “Helix Purchase Price”), to be paid fifty percent (50%) in shares of common stock of EEG, par value $0.001 per share (the “Common Stock”) (the “Helix Share Consideration”), and fifty percent (50%) in cash (the “Helix Cash Consideration”). The per share price of the Common Stock issuable as Helix Share Consideration shall be the Closing Base Price minus the Discount. “Closing Base Price” means the volume weighted average price (“VWAP”) of the Common Stock during the thirty (30) trading days immediately preceding the date of the closing under the Helix Purchase Agreement (the “Closing”). “Discount” equals the greater of (A) and (B) minus the lesser of (A) and (B) multiplied by 0.25 where (A) is the VWAP of the common stock during the thirty (30) trading days immediately preceding October 26, 2020 (which was $4.54 per share) multiplied by 1.25 (which is $5.675); and (B) is the Closing Base Price.

The Closing under the Helix Purchase Agreement is subject to the simultaneous closing under an equity purchase agreement (the “GGC Purchase Agreement”) among the Company, ggCircuit LLC, an Indiana limited liability company (“GGC”) and the equity holders of GGC (the “GGC Equity Holders”). The Closing is also subject to (i) the completion of an opinion (the “Fairness Opinion”) respecting the fairness of the consideration to be paid by EEG and received by the Helix Holding’s Equity Holders and the GGC Equity Holders pursuant to the Helix Purchase Agreement and the GGC Purchase Agreement from a financial point of view; (ii) an audit, as of and for the two years ending December 31, 2020 and 2019, of the Company; and (iii) the approval of EEG’s shareholders to the issuance of the Helix Share

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Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Consideration in satisfaction of NASDAQ Rule 5635(a).

The parties to the Helix Purchase Agreement may terminate the Helix Purchase Agreement, among other reasons, if (i) the Fairness Opinion does not support an aggregate purchase price for Helix Holding and GGC of $43,000,000 and, based thereon, EEG is no longer willing to pay the Helix Purchase Price, or (ii) the Closing has not occurred on or before May 14, 2021 or such later date as may be mutually agreed to by the parties. EEG can also terminate the Helix Purchase Agreement if (i) upon completion of its legal, financial, tax and commercial due diligence of the Company, it is not satisfied, with the results thereof; (ii) the audit and/or review of Helix and affiliated entities cannot be completed due to fraud, material accounting errors or otherwise or if the results of the audit or the review are materially and adversely different from the financial information provided by the Company and the Helix Holding Equity Holders to EEG prior to the execution of the Helix Purchase Agreement.

In connection with the negotiation of the Helix Purchase Agreement, the EEG advanced an aggregate of $400,000 (see Note 9) to Helix during 2020 in the form of loans (the “Helix Loans”). Upon execution of the Helix Purchase Agreement, EEG paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing takes place on or prior to May 14, 2021, EEG will receive a full credit against the Helix Purchase Price for the Helix Loans and if the Closing takes place prior to April 30, 2021 EEG will receive a full credit against the Helix Purchase Price for the Operating Expense Payments. If Closing takes place after April 30, 2021, but on or prior to May 14, 2021, EEG shall receive a credit against the Helix Purchase Price for 60% of the Operating Expense Payments. If the transaction does not close, depending on the reason, a portion of the Helix Loans and the Operating Expense Payments may be forgiven.

The Helix Purchase Agreement contains customary representations, warranties, covenants, indemnification, and other terms for transactions of a similar nature.

2.	LIQUIDITY AND GOING CONCERN

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern. The Company has incurred losses since inception. For the year ended December 31, 2020, the Company had a net loss of $2,560,078 and net cash used in operations from continuing operations of $1,214,498. As of December 31, 2020, the Company had $57,577 in cash, which won’t be sufficient to fund the operations and strategic objectives of the Company over the next twelve months from the date of issuance of these consolidated financial statements. Management has entered into a Purchase Agreement with EEG (see Note 1); whereby, the Company will become EEG’s wholly owned subsidiary. In January 2021, the Company received another $400,000 working capital advance (see Note 1 and Note 14) from EEG. EEG is expected to provide the necessary liquidity required to pay for operating costs and continue to finance business activities; however, management cannot provide assurance that the transaction will close and as a result of these conditions, there is substantial doubt that the company can continue as a going concern for the next twelve months from the date of the issuance of the report.

7

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

2.	LIQUIDITY AND GOING CONCERN (continued)

COVID-19

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in the U.S., accelerating during the first half of March, as federal, state, and local governments react to the public health crisis, creating significant uncertainties in the U.S. economy. The Company had to close their gaming centers starting in March 2020 through June 2020. As a result of these developments, the Company had a material adverse impact on its sales, results of operations and cash flows. This situation is rapidly changing and additional impacts to the business may arise that the Company is not aware of currently. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The ultimate impact of the pandemic on the Company’s results of operations, financial position, liquidity, or capital resources cannot be reasonably estimated at this time.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principals of Consolidation

The Company’s consolidated financial statements are prepared in accordance with U.S. GAAP. The consolidated financial statements include the financial statements of Helix Holding and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

In accordance with Accounting Standards Codification 810, the Company considers certain affiliates to be Variable Interest Entities (“VIE”). Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

In October 2018, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU 2018-17 permits a private company (the reporting entity) to elect an alternative not to apply variable interest entity (“VIE”) guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; ( c) the legal entity under common control is not a public business entity; and ( d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810. The Company determined certain affiliates

8

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Variable Interest Entities (continued)

meet all the criteria of ASU 2018-17 and have elected not to evaluate these entities for potential consolidation. As December 31, 2020 and 2019 the Company’s loss exposure is $76,905 and $0, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Due to the uncertainty of factors surrounding the estimates or judgments used in the preparation of the consolidated financial statements, actual results may materially vary from these estimates.

Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the original date of purchase to be cash equivalents. As of December 31, 2020 and 2019, the Company had no cash equivalents. The Company maintains its checking accounts with a major financial institution. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) and may, at times, exceed the federal insurance limits. As of December 31, 2020 and 2019, there were no balance in excess of the FDIC limits.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days and determines the adequacy of the allowance for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures. The provision is recorded against accounts receivable balances, with a corresponding charge recorded in the consolidated statements of operations and members’ equity. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was considered necessary as of December 31, 2020 and 2019.

Property and Equipment

Property and equipment are recorded at cost, reduced by accumulated depreciation and amortization. Depreciation and amortization expense related to property and equipment is computed using the straight-line method based on estimated useful lives of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or the estimated useful life of the improvements. The useful life and depreciation method are reviewed periodically to

9

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment (continued)

ensure that the method and period of depreciation are consistent with the expected pattern of economic benefits from items of property and equipment. The estimated useful lives of depreciation and amortization of the principal classes of assets are as follows:

Useful life
Computers	3 - 5 years
Equipment and furniture	5 - 7 years
Leasehold improvements	Lesser of useful life and lease term

Impairment of Long-Lived Assets

The Company assesses its long-lived assets, including property, equipment, and right of use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Factors which may indicate potential impairment include a significant underperformance relative to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by that asset. If impairment is indicated, a loss is recognized for any excess of the carrying value over the estimated fair value of the asset. The fair value is estimated based on the discounted future cash flows or comparable market values, if available. The Company did not record any impairment loss during December 31, 2020 and 2019.

Revenue Recognition for Contracts with Customers

The Company has multiple sources of revenue streams. The company operates three e-sport gaming centers, provides software development and data analytics, mobile application development, e-sport gaming room rentals, and had owned and operated professional e-sports teams.

The Company recognizes revenue when its performance obligations with its customers have been satisfied. At contract inception, the Company determines if the contract is within the scope of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, and then evaluates the contract using the following five steps: (1) identify the contract with the customer; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only recognizes revenue to the extent that it is probable that a significant revenue reversal will not occur in a future period.

10

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales, Net

E-Sport Gaming Centers - The Company operates three e-sport gaming centers, providing customers the ability to play video games on state-of-the-art equipment, and purchase food and beverages. Customers purchase time to play on the state-of-the-art equipment. Revenue for the game time and sale of the food and beverages are recognized at the point of sale using their point of sale system (“POS”). Total e-sports gaming centers revenue reported on the consolidated statements of operations and members’ equity for the years ended December 31, 2020 and 2019 totaled $324,400 and $596,490, respectively. The Company also sells gift certificates to be used at a later time. The revenue is not recognized until the gift card is redeemed. Gift certificates liability is reported on the consolidated balance sheets in the accrued expenses and other current liabilities totaling $608 and $247, as of December 31, 2020 and 2019, respectively.

Analytics Income

Software Development and Data Analytics - The Company has contracts with software companies to provide talent data analytics and related esports services, which include analytic development, other related services to develop software and applications for tournaments, to provide data support, data gathering, gameplay analysis and reporting which includes talent analytics and related esports services, including analytic development, data analysis, survey design, interview services, player dossiers, and expert services. The Company can recognize revenue over the life of the contract, utilizing the Output Method, as defined in ASC 606, which recognizes revenue on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised under the contact. The Company elected to use the right to invoice practical expedient and recognize revenue based on the amounts invoiced. The payment terms and conditions vary by contract; however, the Company’s terms generally require payment within 30 to 60 days from the invoice date. Total software development and data analytics income reported on the consolidated statements of operations and members’ equity for the years ended December 31, 2020 and 2019 totaled $185,000 and $80,000, respectively.

Mobile Application Development - The Company entered a contract to develop a mobile application. The contract requires the approval of the design mockups, prototype version, and beta version. The Company elected to use the right to invoice practical expedient and recognize revenue based on the amounts invoiced, as performance obligations are met. The payment terms and conditions vary by contract; however, the Company’s terms generally require payment within 30 to 60 days from the invoice date. Total mobile application development revenue included in analytics income on the consolidated statements of operations and members’ equity for the years ended December 31, 2020 and 2019 totaled $0 and $70,000, respectively.

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Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

E-Gaming Room Rental

During 2020 and 2019, Helix eSports rented a room and equipment at the North Bergen, NJ location to visiting e-sports teams to participate in tournaments. The rental is short-term room rental, and included within the rental income and other income on the consolidated statements of operations and members’ equity for the years ended December 31, 2020 and 2019 was $42,102 and $30,712, respectively. The company recognizes revenue when the customer uses the facility per the contract. The payment terms and conditions vary by contract; however, the Company’s terms generally require payment within 30 to 60 days from the invoice date.

Professional E-Sports Team (Discontinued Operations)

During 2020 and 2019 the Company owned and operated a professional e-sports teams that competed in tournaments for cash prizes. The Company had agreements with some of their players where the Company is to receive a 10% of the players’ winnings from each tournament. The Company also had contracts with their players stating that the players’ prize belongs to the Company. Revenue was recognized after the tournament was over and the player was in a cash prize standing. The payment terms and conditions vary by tournament; however, the terms generally require payment within 30 to 60 days from the end of the tournament date. Total revenue and expenses for the professional e-sports is reported in the discontinued operations section on the consolidated statements of operations.

Practical Expedients

The Company has elected the significant financing component practical expedients in applying ASC 606. Accordingly, the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

Using the practical expedient under ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining a contract as an expense when incurred since the amortization period of the asset that the Company otherwise would have recognized is one year or less. The Company also elected the practical expedient for the portfolio approach, allowing contracts with similar characteristics and impacts to the consolidated financial statements to be evaluated together.

Sales Tax

The Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.

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Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equity Method Investment

When the Company can exert significant influence over, but does not control, the investee’s operations, through voting rights or representation on the investee’s board of directors, the Company accounts for the investment using the equity method of accounting. The Company records its share in the investee’s earnings and losses in the consolidated statement of operations and members’ equity. The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognize an impairment loss to adjust the investment to its then-current fair value. The Company has not recognized any impairment during the years ended December 31, 2020 and 2019.

Advertising Costs

Advertising costs are expensed as incurred, reported on the consolidated statements of operations and members’ equity within the operating expenses totaling $91,791 and $52,936 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. Helix Holdings, LLC, Helix eSports, HOZF, Saber, LANduel, Helix Foxboro, and SPJ Foxboro are all taxed as partnerships under the provision of the Internal Revenue Code. Under those provisions, these companies do not pay federal corporate income taxes on its taxable income. Instead, the members are liable for individual federal and state income taxes on their respective ownership percentage. Team Genji is taxed as a corporation under the provision of the Internal Revenue Code. Under this provision, Team Genji is subjected to the maximum federal corporate tax rate of 21% for tax years 2020 and 2019, respectively.

As of December 31, 2020, Team Genji had net operating loss carryforwards totaling approximately $885,000 for Federal Income Tax purposes. The Company experienced an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended, during the 1st quarter of 2021. The ownership change has and will continue to subject the Company’s pre-ownership change net operating loss carryforwards to an annual limitation, which will significantly restrict its ability to use them to offset taxable income in periods following the ownership change.

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes,” which requires the Company to use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carryforwards. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. As

13

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

of December 31, 2020 and 2019, the Company had deferred tax assets totaling approximately $186,000 and $105,000, respectively, and a deferred tax asset valuation allowance of approximately $186,000 and $105,000, respectively.

U.S. GAAP requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s tax returns since 2018 to 2020 are still subject for examination by taxing authorities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company deposits its cash in financial institutions that it believes have high credit quality and are not exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships, and has not experienced any losses on such accounts. At December 31, 2020 and 2019, all of the Company’s cash was held at four accredited financial institutions.

During 2020 the Company received 11% of the revenue reported on the consolidated statement of operations from one customer. There were no customers whose revenues exceeded 10% in 2019.

Research and Development Expenses

Research and development costs consist primarily of costs incurred in connection with the development of LANduel sport wagering online application. Research and development costs are expensed as incurred.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize leases on their balance sheets as a right-of-use asset with a corresponding lease liability. Lessor accounting under the standard is substantially unchanged. Additional qualitative and quantitative disclosures are also required. The Company adopted the following practical expedients and elected the following accounting policies related to this standard update:

●	Short-term lease accounting policy election allowing lessees to not recognize right-of-use assets and liabilities for leases with a term of 12 months or less.

14

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements (continued)

●	The option to not separate lease and non-lease components for certain equipment lease asset categories.
●	The package of practical expedients applied to all of its leases, including (i) not reassessing whether any expired or existing contracts are or contain leases, (ii) not reassessing the lease classification for any expired or existing leases, and (iii) not reassessing initial direct costs for any existing leases.

The Helix Foxboro and SPJ operating lease did not go into effect and was not brought onto the consolidated balance sheet until November 6, 2019 when a right-of-use asset and lease liability of $981,564 was added. The standard did not materially impact operating results or liquidity. Disclosures related to the amount, timing and uncertainty of cash flows arising from leases are included in Note 10.

Recently issued accounting standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326). This ASU addresses the measurement of credit losses on financial statements in response to the global financial crisis in 2008 and requires issuers to realize current expected credit losses on assets not accounted for at fair value through net income. This can affect financial instruments such as loans, off-balance-sheet credit exposures, and reinsurance receivables. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s consolidated financial statements.

15

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently issued accounting standards (continued)

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes by removing exceptions regarding intra-period tax allocation of losses and recognition of deferred tax liabilities for equity method investments of a foreign subsidiary. The update aims to put out black and white requirements regarding franchise tax, step up in basis of goodwill, allocation of deferred tax expenses to legal entities in separate financial statements, and the reflection of change in tax laws or rates in annual effective tax rate computation. This update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this update on its consolidated financial statements and related disclosures.

4.	DISCONTINUED OPERATIONS

On November 10, 2020, Team Genji and Helix eSports entered into an asset transfer agreement to sell their e-sports pro teams to Oxygen, a related party, for $100. Team Genji and Helix eSports collected all of the e-sports teams’ revenue and paid expenses after the asset transfer on behalf of Oxygen from November 11, 2020 through December 31, 2020. As discussed in Note 12 related party transactions, the Company has an advance to an affiliate with Oxygen.

The following table contains additional information concerning the Company’s e-sports pro teams’ operations.

	For the Years Ended
	December 31,
	2020	2019
Revenues, net	$150,723	$29,623
Total Revenues, net	150,723	29,623

Costs and Expenses
Operating expenses	483,924	213,326
General and administrative expenses	2,630	16,548
Total Costs and Expenses	486,554	229,874

Total Discontinued Operations	(335,831)	(200,251)

Loss on the sale of discontinued operations	(9,936)	-

Net Loss	$(345,767)	$(200,251)

There are no assets and liabilities related to the discontinued operations.

16

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of December 31,
	2020	2019
Computers	$294,475	$278,631
Equipment and furniture	187,212	103,889
Leasehold improvements	272,038	-
Subtotal	753,725	382,520
Construction in progress	3,040	63,467
Less: Accumulated depreciation and amortization	(178,081)	(58,628)
Property and Equipment, Net	$578,684	$387,359

Depreciation and amortization expense was $127,189 and $50,912 for the years ended December 31, 2020 and 2019.

As of December 31, 2019, construction in progress represents cost of construction for the new e-gaming center for Helix Foxboro and SPJ Foxboro in Foxboro, MA.

As of December 31, 2020, construction in progress represents cost of construction for the new space for Saber, which is expected to be completed in early 2021.

6.	EQUITY METHOD INVESTMENTS

GG CIRCUIT LLC

During 2018 Helix eSports invested $1,250,000 into GG Circuit LLC (“GG Circuit”) 20% ownership. GG Circuit is a progressive e-sport services company that helps e-sport centers around the globe successfully run their businesses. With next-generation, cloud-based management software solution, ggLeap, centers are able to run games, as well as run their own local tournaments. They also offer a year-round schedule of official ggChampions managed events and tournaments for the most popular esports games of today principally engaged in the e-sports industry. During 2019 Helix eSports invested $1,100,000 to increase their ownership to 28%. Helix eSports’ share of the net loss from GG Circuit is reported in the consolidated statements of operations and members’ equity as loss from equity investment reporting ($328,488) and ($413,785) in 2020 and 2019, respectively.

7.	JOINT VENTURE

HELIX ESPORTS ACADEMY, LLC

In November 2020, Helix eSports and Rhombus Group, LLC (“Rhombus”) entered into an operating agreement (“Academy Operating Agreement”) to form a joint venture, Helix eSports Academy, LLC (“Helix Academy”), for the purpose to develop and operate e-sports centers,

17

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

7.	JOINT VENTURE (continued)

HELIX ESPORTS ACADEMY, LLC (continued)

establish and operate e-sports academies. As of December 31, 2020, Helix Academy had no business.

On February 18, 2021, Helix eSports entered into a trademark license agreement with Helix eSports Academy, LLC (the “Academy”). In the agreement Helix eSports is granting the Academy exclusive right to use the Helix eSports trademark in connection with the ordinary course of business. The Academy agrees to pay Helix eSports an annual license fee equal to 2% of the Academy’s gross revenue.

8.	LOANS PAYABLE

During 2020, 2019, and 2018 Saber had a revolving six-month loan with Square Inc. The loan had a variable interest rate between 12% - 17% annually. Payments were deducted monthly from the merchant credit card sales processed through Square’s point of sale application. As of December 31, 2020 and 2019, Saber had a principal balance of $23,560 and $9,088, respectively. The Square loans as of December 31, 2020 and 2019 mature on August 3, 2021 and February 5, 2020, respectively.

During 2020 Saber received a lease incentive for signing a new lease to be used to build out a new gaming center (see Note 10). The lease incentive is non-interesting bearing and payable on demand if not used for the build out. As of December 31, 2020 and 2019, Saber had a principal balance of $13,400 and $0, respectively.

During 2018 Saber received a loan for from an independent third party for $19,037 which was used for start-up cost and to purchase equipment. The loan was non-interesting bearing. This loan was paid during 2019.

New Jersey Economic Development Authority Loan Payable

During 2020, Helix eSports and Saber received proceeds of from the New Jersey Economic Development Authority (“NJEDA”) Small Business Emergency Assistance Loan Program. This program provided working capital loans of up to $100,000 to businesses with less than $5 million in revenues. Loans made through the program will have ten-year terms with zero percent for the first five years, then resetting to the EDA’s prevailing floor rate (capped at 3.00%) for the remaining five years. The funds have restrictions related to their use in certain types of activities. As of December 31, 2020, the outstanding principal balance for Helix eSports and Saber is $15,000 and $9,000, respectively. As mentioned in Note 1, the Company’s Equity Holders are selling their membership interest in the Company to EEG, this transaction would cause the Company to be in default of the loan. The Company expects to pay this balance prior to closing with EEG.

18

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

8.	LOANS PAYABLE (continued)

Paycheck Protection Program Loans

On April 21, 2020, Helix eSports, entered into an original loan agreement with Old Dominion Bank as the lender (“Lender”) for a loan in an aggregate principal amount of $42,339 (the “loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and implemented by the U.S. Small Business Administration (the “SBA”). The Lender has security interest in all assets of Helix eSports. As of March 26, 2021, Helix eSports applied for loan forgiveness.

On May 1, 2020 Saber, entered into an original loan agreement with Chase Bank as the lender for a loan in an aggregate principal amount of $15,553 pursuant to the PPP under the CARES Act and by the SBA.

The loans mature in two years and bears interest at a rate of 1% per year, with all payments deferred through the six-month anniversary of the date of the loan. Principal and interest are payable monthly commencing on October 21, 2020 and November 1, 2020 and may be prepaid by the Company at any time prior to maturity without penalty. The Company may apply for forgiveness of amounts due under the loan, with the amount of potential loan forgiveness to be calculated in accordance with the requirements of the PPP based on payroll costs, any mortgage interest payments, any covered rent payments and any covered utilities payments during the 8-24 week period after the origination date of the loan. The Company utilized the proceeds of the loans for payroll and other qualifying expenses, but there can be no assurances that any portion of the loan will be forgiven. As mentioned in Note 1, the Company’s Equity Holders are selling their membership interest in the Company to EEG, this transaction would cause the Company to be in default of the loan. The Company expects to pay this balance prior to closing with EEG.

Economic Injury Disaster Loans

On April 14, 2020, Helix Foxboro entered into a promissory note agreement with the SBA as the lender (“Lender”) for a loan in an aggregate principal amount of $15,000 (the “loan”) pursuant to its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $150,000, with proceeds to be used for working capital purposes. Payments to the loan will begin twelve (12) months from the date of the promissory notes. The balance of principal and interest will be payable thirty (30) years from the date of the promissory note. Interest will accrue at the rate of 3.75% per annum and will accrue only on funds advanced from date(s) of each advance. As mentioned in Note 1, the Company’s Equity Holders are selling their membership interest in the Company to EEG, this transaction would cause the Company to be in default of the loan. The Company expects to pay this balance prior to closing with EEG.

19

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

8.	LOANS PAYABLE (continued)

The chart below is the summary of the loans payable reported on the consolidated balance sheets as of December 31:

	2020	2019
Square loan payable	$23,560	$9,088
NJEDA payable	24,000	-
PPP loan payable	57,892	-
EIDL payable	15,000	-
Lease incentive payable	13,400	-
	$133,852	$9,088

The chart below is the aggregate maturities of the loans payable for the next five years and thereafter are payable as follows:

2021	$61,243
2022	33,268
2023	7,831
2024	2,716
2025	2,729
Thereafter	26,065
133,852
Less: current portion	(61,243)
Total	$72,609

9.	WORKING CAPITAL ADVANCE

As discussed in Note 1, the Company signed a purchase agreement to sell to EEG for $17 million in cash and stock. Pursuant to this transaction, EEG advance $400,000 to the Company as working capital and an initial deposit on the sale. During 2020, the Company received $400,000 in advance proceeds. The advance shall be evidenced by a zero-interest Promissory Note, in a form to be mutually agreed upon by the Company and EEG. See Note 1 for the terms of the working capital advance.

10.	LEASING ACTIVITIES

The Company adopted ASC Topic 842-Leases as of January 1, 2019. The Company determines if a contract contains a lease at inception. U.S. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease terms used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the

20

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

10.	LEASING ACTIVITIES (continued)

renewal option is reasonable certain and failure to exercise such operations which result in an economic penalty. The operating and financing leases are guaranteed by Helix eSports.

The Company has operating leases for gaming center facilities. Leases with an initial term of 12 months or less are not recognized in the consolidated balance sheets, the leases are recognized on the consolidated statements of operations in the general and administrative expenses totaling $37,131 and $79,416 , for the years ended December 31, 2020 and 2019, respectively. The variable rate lease that was not recognized on the consolidated balance sheets is still subject to the qualitative and quantitative disclosures from ASC 842-20-50-3 and 842-20-50-4. Variable lease payment amounts that cannot be determined at the commencement of the lease such as increases in lease payments based on changes in index rates or usage, are not included in the ROU assets or liabilities. These are expensed as incurred and recorded as variable lease expense.

ROU assets represent the Company’s right to use an underlying asset during the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at commencement date based on the net present value of fixed lease payments over the lease term. The Company’s lease term includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. As the Company’s operating leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the comment date in determining the present value of future lease payments.

The Company has financing leases with an affiliate (see Note 12) for gaming equipment, located in Foxboro, Massachusetts. The leases have remaining lease terms of 4 years, some of which include options to extend the leases for up to 3 years to 5 years.

The following summarizes the line items in the consolidated balance sheets which include amounts for operating and finance leases as of December 31:

	2020	2019
Operating Leases
Right of use asset	$776,232	$963,696
Total right of use asset	776,232	963,696
Operating lease liability, current portion	252,745	60,278
Operating lease liability, noncurrent	713,772	921,286
Total operating lease liabilities	$966,517	$981,564

Finance Leases
Finance lease right of use assets	$122,361	$-
Amortization of right of use assets	(22,433)	-
Finance lease right of use assets, net	99,928	-
Finance lease liability, current portion	41,032	-
Finance lease liability, noncurrent	92,936	-
Total finance lease liabilities	$133,968	$-

21

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

10.	LEASING ACTIVITIES (continued)

The following summarizes the weighted average remaining lease term and discount rate as of December 31:

	2020	2019
Weighted Average Remaining Lease Term
Operating leases	4 years	5 years
Finance leases	4 years	-
Weighted Average Discount Rate
Operating leases	3.31%	3.65%
Finance leases	11.34%	0.00%

The maturities of lease liabilities as of December 31, 2020 were as follows:

Year Ending December 31:	Operating	Finance
2021	$234,744	$50,703
2022	241,786	50,702
2023	249,040	50,702
2024	256,511	-
2025	36,000	-
Total lease payments	1,018,081	152,107
Less: Interest	(51,564)	(18,139)
Present value of lease liabilities	$966,517	$133,968

The following summarizes the line items in the consolidated statements of operations and members’ equity which include the components of lease expense for the year ended December 31:

	2020	2019

Operating lease expense included in general and administrative expenses	$209,896	$17,868

Finance lease cost:
Amortization of lease assets included in depreciation and amortization expense	$22,433	$-
Interest on leases liabilities included in interest expense	11,607	-
Total finance costs	$34,040	$-

22

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

10.	LEASING ACTIVITIES (continued)

The following summarizes cash flow information related to leases for the year ended December 31:

	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$224,943	$17,868
Operating cash flows from finance leases	11,607	-
Financing cash flows from finance leases	-	-
Lease assets obtained in exchange for lease obligations:
Operating leases	5,407	981,564
Finance leases	122,361	-

On September 1, 2020 Saber entered into a two year lease agreement for space to construct a gaming center located in New Jersey, for no base rent payment but for 50% of Saber’s net profits from the gaming center, this is a variable lease payment. Per ASC 842 variable lease payments are defined as, payments by a lessee to a lessor for the right to use an underlying asset that vary because of changes in facts or circumstance occurring after the commencement date, other than passage of time. Variable lease payments other than those that depend on an index or a rate should not be included in lease payments for purposes of classification and measurement of the lease (unless those payments are in substance fixed lease payments). With no base rent and a variable lease payment that is highly unpredictable month to month it would not qualify as a fixed lease payment in substance. As such, the lease payments cannot be valued accurately to create the right-of-use asset and lease liability. As of December 31, 2020, the lease has not commenced.

The Lessor awarded Saber with a lease incentive of $13,400 to be used towards leasehold improvements. The current award is reported on the consolidated balance sheets on the loan payable line item. As of December 31, 2020, Saber incurred $3,040 in the construction of the new gaming facility. This amount is reported as part of the property and equipment, net on the consolidated balance sheets as of December 31, 2020.

11.	EQUITY INCENTIVE PLAN

On February 11, 2019, the stockholders of Team Genji approved the Team Genji, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The executive officers, employees, consultants, and directors of Team Genji, including its affiliated companies are eligible to participate in the 2019 Plan. The 2019 Plan is administered by the Board of Directors (the “Board”). The 2019 Plan provides for the grant of equity-based compensation in the form of incentive stock options, non-qualified stock options, restricted stock, or any combination thereof.

The 2019 Plan also permits the grant of awards that qualify for “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code. The Board has the authority to determine the type of award, as well as the amount, terms and conditions of each award, under the 2019 Plan subject to the limitations and other provisions of the 2019 Plan. . An aggregate of 80,000 shares of Team Genji’s common stock are authorized for issuance under the 2019 Plan, subject to adjustment as provided in the 2019 Plan for stock

23

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

11.	EQUITY INCENTIVE PLAN (continued)

splits, dividends, distributions, recapitalizations and other similar transactions or events. If any shares subject to an award are forfeited, expire, lapse or otherwise terminate without issuance of such shares, such shares shall, to the extent of such forfeiture, expiration, lapse or termination, again be available for issuance under the 2019 Plan. As of December 31, 2020 and 2019 no shares have been granted or exercised, respectively.

12.	RELATED PARTY TRANSACTIONS

During 2020 and 2019, Saber received computers in exchange for a loan from an affiliate, LanLease, LLC, valued at $0 and $66,846, respectively. The loan is a zero interest, unsecured, and is payable on demand.

During 2020 and 2019, Helix eSports and Saber received computers and operating funds in exchange for a loan from an affiliate, Winding River LLC, valued at $102,000 and, $53,538, respectively. As of December 31, 2020, the total outstanding balance is $155,538 and $53,538, respectively. These funds were used to support the operations of Helix eSports and Saber. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, an affiliate, SCV LLC, provided loan proceeds to Helix eSports, SPJ Foxboro, and Helix Foxboro. As of December 31, 2020, the total outstanding balance is $46,000, $13,000, and $70,686, respectively. There were no funds received in 2019 from SCV LLC. These funds were used to support the operations of Helix eSports, SPJ Foxboro, and Helix Foxboro. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, Helix eSports and SPJ Foxboro received operating funds in exchange for a loan from an affiliate, LanLease LLC, valued at $63,600 and $4,738, respectively. LanLease did not provide any loan proceeds during 2019. The loan is a zero interest, unsecured, and is payable on demand.

During 2020 and 2019, Helix eSports received loan proceeds from an affiliate, Blue Guitar LLC, of $15,000 and $0, respectively. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, LanLease LLC and Helix Foxboro entered into a lease agreement for gaming equipment (see Note 10). The leased equipment was capitalized as a finance lease, the asset and liability are valued at $99,928 and $133,968, respectively on the consolidated balance sheets as of December 31, 2020. There were no similar transactions during 2019.

On April 10, 2020, the Company purchased the two-pro e-sports team in the Rocket League and Rainbow Six: Siege (the “Teams”) for $14,713. The purchase included the two team’s player contracts, commercial sponsorships, publisher relationships, all merchandise and products applicable to the teams, all league standings and participation slots for the team, all revenues related to the teams arising after April 1, 2020. As mentioned in Note 4 discontinued operations, on November 10, 2020 the Company entered into an asset transfer agreement for their pro e-sports teams with an affiliate, Oxygen, for $100. The Company continued to collect all prizes and paid the expenses for the pro e-sports team after November 10, 2020 through December 31, 2020. As of December 31, 2020, the Company has an advance to an affiliate of

24

Helix Holdings, LLC Notes to Consolidated Financial Statements December 31, 2020 and 2019

12.	RELATED PARTY TRANSACTIONS (continued)

$76,905 reported on the consolidated balance sheets resulting from expenses paid for prior to the transfer. The advance to affiliate is zero interest and is payable on demand.

Loan from Member

During 2018 the majority member of Helix Holding loaned Helix eSport $144,292 for operating capital. During 2019, $79,500 was converted from a loan to member equity. During 2020, the member loaned the Company another $95,000 to support the operations of Helix eSports. As of December 31, 2020 the balance due to the member is $159,792. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, the majority member of Helix Holding loaned SPJ Foxboro and Helix Foxboro $6,000 and $10,000, respectively, to support the operations of both companies. The loan is a zero interest, unsecured, and is payable on demand.

13.	OTHER INCOME

Economic Injury Disaster Loan/Grant

On April 14, 2020, Helix eSports and Saber executed the standard loan documents required for securing a loan from the SBA under its EIDL assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. In connection with the EIDL Loan, Helix eSports, and Saber each received a $10,000 advance, which does not have to be repaid.

14.	SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the balance sheet date through April 21, 2021, the date the consolidated financial statements were available to be issued.

On January 26, 2021, the Company received another working capital advance from EEG totaling $400,000. See Note 1 for the terms of the second working capital advance.

On February 19, 2021, Helix eSports entered into an original loan agreement with Old Dominion Bank as the lender (“Lender”) for a loan in an aggregate principal amount of $107,756 (the “loan”) pursuant to the PPP round 2 under the Consolidated Appropriations Act, 2021 and implemented by the U.S. Small Business Administration (the “SBA”). The Lender has security interest in all assets of Helix eSports. The PPP round 2 has the same terms as the PPP under the CARES act.

25